UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 12, 2014
Date of Report (Date of earliest event reported)

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 10, 2014, Agenus Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) providing for the acquisition by the Company of all of the outstanding capital stock of 4-Antibody AG, a joint stock company formed under the laws of Switzerland (“4-AB”), from the shareholders of 4-AB (the “4-AB Shareholders”) in exchange for common stock of the Company payable upon closing, together with contingent milestone payments, payable in cash or shares of common stock of the Company.  The transactions contemplated by the Exchange Agreement were completed on February 12, 2014.

At closing of the transactions contemplated by the Exchange Agreement, the Company issued 3,334,079 shares of its common stock to the 4-AB Shareholders, such shares of the Company’s common stock having a value of $10 million as calculated pursuant to the terms of the Exchange Agreement.

On February 13, 2014, the Company announced via a press release the completion of the acquisition of 4-AB as contemplated by the Exchange Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02   Unregistered Sales of Equity Securities.

As described in Item 2.01 of this report, on February 12, 2014, the Company issued 3,334,079 shares of its common stock to the 4-AB Shareholders in private transactions.  The issuance of the shares of common stock of the Company in connection with the Exchange Agreement was not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemptions from registration provided by Regulation S promulgated under the Securities Act, based on representations from the applicable 4-AB Shareholders that they are not “U.S. persons” within the meaning of Rule 902 of Regulation S, and Section 4(2) of the Securities Act, as the transactions did not involve any public offering.  The disclosure provided under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 as if fully set forth herein.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 12, 2014, the Board of Directors (the “Board”) of the Company elected Shahzad Malik, M.D. as a director with a term expiring at the Company’s next annual meeting of stockholders.  Dr. Malik’s election to the Board was pursuant to the terms of the Exchange Agreement.  Other than the foregoing, there are no arrangements or understandings between Dr. Malik and any other person pursuant to which Dr. Malik was appointed as a director.

Dr. Malik was not, and is not presently expected to be, appointed to any committees of the Board at this time.

Dr. Malik is a General Partner of Advent Venture Partners. Advent Venture Partners and its affiliated entities were, collectively, 4-AB’s largest shareholders prior to the completion of the transactions contemplated by the Exchange Agreement. Advent Venture Partners and its affiliated entities, and not Dr. Malik in his individual capacity, received 996,088 shares of common stock of the Company, having a value of approximately $3 million, as consideration for the acquisition by the Company of Advent Venture Partners’ ownership interests in 4-AB.

Other than the transactions previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2014 and as otherwise disclosed under Item 2.01 of this Current Report on Form 8-K, Dr. Malik is not a party to any material plan, contract or arrangement entered into or materially amended in connection with his election to the Board. The disclosure provided under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 as if fully set forth herein.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 9.01(a) of Form 8-K.  In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than April 29, 2014, which is 71 days after the required filing date for this Current Report.

(b) Pro Forma Financial Information.

           As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Item 9.01(b) of Form 8-K.  In accordance with Item 9.01(b)(2) of Form 8-K, such financial information will be filed by amendment to this Form 8-K no later than April 29, 2014, which is 71 days after the required filing date for this Current Report.

(d) Exhibits

           The following Exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: February 13, 2014	By:	/s/ Garo H. Armen

Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 13, 2014.